EXHIBIT 10.1


                               AMENDMENT TO
                       MATTEL 1996 STOCK OPTION PLAN
                       -----------------------------

     WHEREAS, Mattel, Inc. (the "Company") has properly adopted, effective as of January 1, 1996, and currently maintains the Mattel 1996 Stock Option Plan (the "Plan") for the purpose of promoting the long-term success of the Company;

     WHEREAS, the Company now desires to amend the Plan; and

     WHEREAS, the Company, by action of its Board of Directors, has reserved the right to amend the Plan pursuant to Section 22(a) thereof.

     NOW THEREFORE, pursuant to the authority granted to the Company, the Plan is hereby amended as follows:

1.  AMENDMENT TO SECTION 7(a).

    Section 7(a) of the Plan is hereby amended in its entirety by substituting the following therefor:

       "(a) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Options subject to the provisions of Section 6(b) above, the exercise price of a Non-Qualified Stock Option, determined on the date of the Grant, shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock. Except in the case of Options subject to the provisions of Section 6(b) above, the exercise price of an Incentive Stock Option, determined on the date of the Grant, shall be no less than:

          (i) One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Stockholder; or

         (ii) One hundred percent (100%) of the Fair Market Value of the Common Stock in the case of any other employee."

2.  AMENDMENT TO SECTION 16(a).

    Section 16(a) of the Plan is hereby amended in its entirety by substituting the following therefor:

       "(a) The Committee may modify an existing Option, including the right to:

           (i) Accelerate the right to exercise it;

          (ii) Extend or renew it; or

         (iii) Cancel it and issue a new Option.

            However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without his or her consent. The Committee may make similar modifications to Grants of Restricted Stock."

3.  EFFECTIVE DATE.

       This Amendment shall become effective upon its adoption by the Company's Board of Directors (the "Effective Date").

4.  CONSTRUCTION OF AMENDMENT.

       All of the provisions of this Amendment shall be deemed to be and construed as part of the Plan as of the Effective Date.

5.  THE PLAN.

       Except as provided herein, the Plan shall continue in full force and effect. Unless otherwise defined herein, defined terms used but not defined herein shall have the meaning ascribed to them in the Plan.

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